Exhibit 10.12

CONSULTING AGREEMENT

CONSULTING AGREEMENT effective as of May 1, 2020 between Immunome, Inc. (the “Company”), a Delaware corporation, and Diane Marcou (the “Consultant”).

Recitals:

The parties wish to enter into this Agreement to set forth the basis on which the Consultant will perform consulting services for the Company and with respect to certain other matters in connection with such engagement, all as set forth more fully in this Agreement.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

1.                   Engagement. The Company hereby engages the Consultant as a consultant to the Company on the terms and conditions set forth in this Agreement. The Consultant hereby accepts the engagement described in this Agreement and agrees to use diligent efforts consistent with good business practices and in compliance with all applicable laws and regulations in performing his duties under this Agreement.

2.                   Duties. As a consultant to the Company, the Consultant agrees to perform the services described on Exhibit A.

3.                   Term. Subject to Section 5 hereof, the initial term of the Consultant’s engagement hereunder shall commence on the effective date of this Agreement and shall continue until April 30, 2021. After the initial term, at the mutual written agreement of the parties (which may be via electronic mail confirmation), this Agreement shall renew for successive one-year terms.

4.                   Compensation; Expenses.

(a)                Compensation. In consideration of the services to be performed hereunder, the Consultant shall be paid the compensation set forth on Exhibit A.

(b)                Reimbursement of Expenses. The Consultant shall be reimbursed for out-of-pocket expenses reasonably incurred by the Consultant in performing the consulting services contemplated by this Agreement, provided that such expenses are pre-approved by the Company, documented and submitted in accordance with the reimbursement policies of the Company as in effect from time to time.

(c)                 Entire Compensation. Notwithstanding anything to the contrary set forth herein, the compensation provided for in this Section 4 shall constitute full payment for the services to be rendered by the Consultant to the Company hereunder.

5.                   Termination.

(a)                Death. In the event of the death of the Consultant during the term of this Agreement, this Agreement shall terminate effective as of the date of the Consultant’s death, and the Company shall not have any further obligation or liability under this Agreement, except that the Company shall pay to the Consultant any consulting fees accrued and any reimbursable expenses incurred by the Consultant prior to such date.

(b)                Termination by the Company. The Company may terminate this Agreement immediately upon written notice to the Consultant for any of the following reasons: (i) the failure of the Consultant to render the services to be performed by the Consultant under this Agreement in accordance with the terms and provisions of this Agreement; (ii) a breach by the Consultant of any material term of this Agreement; or (iii) the Consultant shall have engaged in conduct that has injured or could foreseeably injure the business or reputation of the Company or could otherwise adversely affect the Company’s interests. The Company may terminate this Agreement for any reason upon 30 (thirty) days prior written notice to the Consultant. In the event that the Company shall terminate this Agreement pursuant to this subsection, the Company shall not have any further obligation or liability under this Agreement, except for the payment of any consulting fees accrued and any reimbursable expenses incurred by the Consultant prior to termination.

6.                   Non-Disclosure.

(a)                Confidentiality and Non-Use Obligations. The Consultant acknowledges that, in the course of performing the Services, the Consultant may obtain knowledge of the Company’s inventions, discoveries, know-how, trade secrets, business plans, products, processes, software, formulas, methods, models, prototypes, materials, disclosures, customers, contractor and supplier lists, names and positions of employees and/or other proprietary and/or confidential information (collectively, the “Confidential Information”). The Consultant agrees to keep the Confidential Information secret and confidential and not to publish, disclose or divulge any confidential information to any other person, or use any confidential information for the Consultant’s own benefit or to the detriment of the Company, or for any purpose other than in connection with the performance of the Services, without the prior written consent of the Company, whether or not such Confidential Information was discovered or developed by the Consultant. The Consultant also agrees not to divulge, publish or use any proprietary and/or confidential information of others that the Company is obligated to maintain in confidence.

(b)                Exclusions. The restrictions on use and disclosure of the Confidential Information set forth in this Agreement shall not apply to any portion of the Confidential Information that: (i) is at the time of disclosure or thereafter becomes generally available to the public other than as a result of disclosure by the Consultant; (ii) becomes available to the Consultant on a non-confidential basis from a source other than the Company that has represented to the Consultant (and regarding which the Consultant reasonably believes) that such source is entitled to disclose it; (iii) was known to or in the possession of the Consultant immediately prior to the time of disclosure as evidenced by the Consultant’s records and files at such time; or (iv) is independently developed or acquired by the Consultant without use of or reference to the Confidential Information, as evidenced by documentation or other evidence in the Consultant’s possession.

7.                   Inventions and Discoveries.

(a)                Disclosure. The Consultant shall promptly and fully disclose to the Company, with all necessary detail, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written by the Consultant (whether or not at the request or upon the suggestion of the Company), solely or jointly with others, during the course of performing the Services that directly relate the Company’s products or the field of interest of the Company (collectively, the “Inventions”).

(b)                Assignment and Transfer. The Consultant hereby assigns and transfers to the Company all of the Consultant’s rights, titles and interests in and to each of the Inventions, and the Consultant further agrees to deliver to the Company any and all drawings, notes, notebooks, research materials, specifications, data and other materials and documents relating to each of the Inventions, and to sign, acknowledge and deliver all such further papers, including applications for and assignments of copyrights and patents, and all renewals thereof, as may be necessary to obtain copyrights and patents for any and all of the Inventions in any and all countries and to vest title thereto in the Company and its successors and assigns and to otherwise protect the Company’s interests therein.

(c)                 Power of Attorney. If the Company is unable, after reasonable effort, to secure the signature of the Consultant on any application for patent, copyright, trademark or other analogous registration or other documents regarding any legal protection relating to an Invention, whether because of such person’s physical or mental incapacity or for any other reason whatsoever, the Consultant and such other person each hereby irrevocably designates and appoints each of the officer(s), member(s) and any manager(s) of the Company as such person’s agent and attorney-in-fact, to act for and in such person’s behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright, trademark or other registrations or any other legal protection thereon with respect to an Invention with the same legal force and effect as if executed by such person.

(d)                Company Documentation. The Consultant agrees that, in connection with his services to the Company, the Consultant will maintain careful, adequate and contemporaneous written records of all Inventions, which records shall be the property of the Company. The Consultant shall hold for the benefit of the Company all documentation, programs, data, records, research materials, drawings, manuals, disks, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials of a secret, confidential or proprietary information nature relating to the Company or the Company’s business that are, at any time, in the possession or under the control of the Consultant or are generated during the course of performing services for the Company and shall return such information and materials to the Company upon the Company’s request.

(e)                 Trade Secrets. The Defend Trade Secrets Act of 2016 (the “Act”) provides that: (1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (A) is made — (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Act further provides that: an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

8.                   No Conflicting Activities; Nonsolicitation.

(a)                No Conflicting Activities. During the term of this Agreement, the Consultant agrees that the Consultant will not, either directly or indirectly through a third party, engage in any other business activity that would compete with or otherwise conflict with the duties and services to be performed under this Agreement without the prior written consent of the Company. However, Company understands that Consultant provides similar services to other companies.

(b)                Nonsolicitation. The Consultant agrees that, during the term of the Consultant’s engagement by the Company and for a period of one year thereafter, the Consultant will not, for himself or any trust, corporation or other entity in which the Consultant may be interested as a partner, trustee, director, officer, manager, employee, agent, stockholder, lender of money or guarantor, or for which the Consultant performs services in any capacity (including as a consultant or independent contractor) directly or indirectly solicit, hire, contract for services or otherwise employ or retain the services of, accept business from, endeavor to entice away from the Company or otherwise interfere with the relationship of the Company with any person who is employed by (including, but not limited to, any independent sales representatives or organizations) or who is, or was within the then most recent one-year period, an employee, customer, client or account of the Company.

9.                   Injunctive Relief. The Consultant acknowledges that the Consultant’s compliance with this Agreement is necessary to protect the good will and other proprietary interests of the Company and that the Consultant has been and will be entrusted with highly confidential information regarding the Company and its technology and is conversant with the Company’s affairs, its trade secrets and other proprietary information. The Consultant acknowledges that a breach of this Agreement will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law. The Consultant agrees that, in the event of any breach of this Agreement, the Company and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.

10.                Certain Representations, Warranties and Agreements of the Consultant. As an inducement to the Company to enter into this Agreement, the Consultant hereby represents and warrants to the Company that: (a) the Consultant is not a party to or otherwise subject to any agreements or restrictions that would prohibit the Consultant from entering into this Agreement and carrying out the transactions contemplated by this Agreement in accordance with the terms hereof, and this Agreement and the transactions contemplated hereby will not infringe or conflict with, and are not inconsistent with, the rights of any other person or entity; (b) the Consultant is not: (i) an individual who has been debarred by the U.S. Food and Drug Administration (the “FDA”) pursuant to 21 U.S.C. 335a (a) or (b) (a “Debarred Individual”) from providing services in any capacity to a person that has an approved or pending drug product application, or (ii) an employer, employee or partner of a Debarred Individual; and (c) the Consultant has no knowledge of any circumstances that may affect the accuracy of the foregoing warranties and representations, including, but not limited to, FDA investigation of, or debarment proceedings against, the Consultant or any person or entity performing services or rendering assistance relating to activities taken pursuant to this Agreement. The Consultant agrees to immediately notify the Company if the Consultant becomes aware of any change in the representations and warranties set forth herein during the term of this Agreement.

11.                Survival of Representations, Warranties and Covenants. The provisions of this Agreement that by their terms are intended to endure beyond the term of this Agreement shall survive the termination of this Agreement.

12.                Supersedes Other Agreements. This Agreement supersedes and is in lieu of any and all other consulting, employment and compensation arrangements between the Consultant and the Company, but shall not supersede any existing confidentiality, nondisclosure or invention assignment agreements between the Consultant and the Company.

13.                Independent Contractor. The parties intend that the Consultant shall render services hereunder as an independent contractor, and nothing herein shall be construed to be inconsistent with this relationship or status. The Consultant shall not be entitled to any benefits paid by the Company to its employees. The Consultant shall be solely responsible for any tax consequences applicable to the Consultant by reason of this Agreement and the relationship established hereunder, and the Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to the Consultant’s performance of consulting services hereunder.

14.                Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

15.                Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

16.                Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, excluding that body of law known as choice of law, and shall be binding upon the parties hereto in the United States and worldwide.

17.                Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement and the obligations created hereunder may not be assigned by the Consultant.

18.                Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed email; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

If to the Company:

Immunome, Inc.
665 Stockton Drive
Suite 300
Exton, PA 19341
Attention: Chief Executive Officer

If to the Consultant, at the address set forth on the signature page.

Any party may from time to time change such party’s address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

19.                Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or such party’s duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

20.                Counterparts; Electronic Transmission. This Agreement may be executed by the parties on separate counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement. A facsimile or electronic transmission of a scanned copy of a signed counterpart signature page hereto shall be deemed to be an originally executed copy for purposes of this Agreement.

21.                Indemnification. The Company hereby waives any and all claims against Consultant arising out of or in connection with the services provided by Consultant to the Company or on its behalf, unless resulting from Consultant’s material breach of any provision of this Agreement, negligence or willful misconduct (together, the “Exclusions”), and agrees to indemnify, defend and hold Consultant harmless from and against any and all threatened or actual claims, suits, liabilities, damages, costs and expenses (including reasonable attorney’s fees) brought against or incurred by Consultant arising out of or in connection with such services (unless resulting from the Exclusions), provided (a) Consultant notifies the Company in writing promptly after becoming aware of any such claim or action, (b) Consultant cooperates reasonably with the Company (at its expense), in connection with such claim or action, and (c) the Company shall if it elects have sole control over the defense and/or settlement thereof.

(Signature page follows.)

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

IMMUNOME, INC.

By:	/s/ Purnanand D. Sarma
Purnanand Sarma
CEO

/s/ Diane Marcou
Consultant - Diane Marcou

Consultant’s Address:

EXHIBIT A

Duties and Compensation

Duties:

As Interim Chief Financial Officer, Consultant will report directly to the CEO and will be responsible for accounting, contract management, banking and treasury, financing, audit, company risk management and relationships with third party service providers to the finance function.

Services include but are not limited to the following:

•      Lead the Company’s accounting efforts an ensure diligent maintenance of records and regular monthly, quarterly and annual financial statements;

•	Maintain banking relationships and participate in all banking arrangements;
•	Develop and maintain capitalization table and administer the employee stock option program;
•	Oversee and administer risk management program appropriate for the stage of development for the Company;
•	Oversee month-end closing and annual financial audit; and
•	Actively participate in financing/licensing activities.

Compensation:

For the Duties provided, the Company shall pay the Consultant a fee of $250 per hour. Travel time shall be billed at a half of the hourly rate. The Consultant will obtain the Company’s written consent before providing more than 40 hours of Services in any particular calendar month.

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